EXHIBIT 32.1

          CERTIFICATION BY PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of China Ventures Limited ("the Company") on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I. James N.
L. Chow Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Act of 1934; and

The information contained in the Report fairly presents, in all Material respects, the financial condition and result of operation of the Company.


(Signature)
/s/ James N. L. Chow
--------------------
James N. L. Chow
Secretary and
Principal Financial and Accounting Officer
February 13, 2004